Exhibit 99.1

Contacts:
Investor Relations	Media Relations
Glenn Etherington	David Sharpley
Chief Financial Officer	EVP, Marketing
(972) 403-8501	(613) 287-8200
getherington@metasolv.com	dsharpley@metasolv.com

Caroline Yu
Oracle
(650) 506-8920 caroline.yu@oracle.com

METASOLV TO BE ACQUIRED BY ORACLE

Extends Oracle’s Leadership in Communications and Media

PLANO, TX, October 23, 2006 – MetaSolv, Inc. (NASDAQ: MSLV), a global leader in service fulfillment operations support system (OSS) solutions for next-generation communications service providers, today announced that Oracle Corporation (NASDAQ: ORCL) has agreed to acquire MetaSolv through a cash merger for $4.10 per share, or approximately $219.2 million. The agreement is subject to stockholder and regulatory approval and is expected to close in late 2006 or early 2007.

MetaSolv offers communications service providers a comprehensive product set for OSS service fulfillment – including provisioning, network inventory and activation. MetaSolv’s standards-based solutions support all types of services including next-generation IMS, VoIP, IPTV, IP VPN, broadband and mobile services, as well as traditional voice and data services.

“This is an exciting chapter in our business’ evolution for MetaSolv customers, partners, stockholders, and employees, “said T. Curtis Holmes Jr., MetaSolv’s President and Chief Executive Officer. “The natural synergies between Oracle’s and MetaSolv’s premier product suites, coupled with Oracle’s extensive research and development capacity, will enable us to further enhance our products and ensure our customers’ continued success. We believe it will be a very beneficial business combination that will drive service delivery innovation and leadership in the industry.”

“By adding a leading OSS application suite, Oracle plans to offer a fully integrated, end-to-end productized solution that will help service providers streamline the ‘campaign to cash’ process, optimize asset lifecycles, and accelerate time-to-market of new products and services,” said Bhaskar Gorti, Oracle Senior Vice President and General Manager of the Communications Global Business Unit. “Conventional, customized solutions have proven inefficient, inflexible and costly. Oracle is putting service providers in control to simplify their infrastructure, deliver more services faster, and drive brand loyalty.”

After the closing of the transaction, MetaSolv’s employees will join Oracle’s Communications Global Business Unit.

Raymond James & Associates, Inc. acted as financial advisor to MetaSolv, and Vinson & Elkins L.L.P. acted as MetaSolv’s legal counsel.

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MetaSolv To Be Acquired By Oracle

October 23, 2006

The proposed merger will be submitted to the Company’s stockholders for their consideration and the Company will file with the SEC a proxy statement to be used by the Company to solicit the approval of the proposed merger by its stockholders, as well as other relevant documents concerning the proposed merger. You are urged to read the proxy statement regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company at the SEC’s Internet Site (http://www.sec.gov). Copies of the proxy statement can also be obtained without charge, by directing a request to: MetaSolv Investor Relations, 5556 Tennyson Parkway, Plano, Texas 75024, or by telephone (972) 403-8300.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Additional information regarding the interests of those participants may be obtained by reading the Company’s definitive proxy statement dated April 10, 2006 in connection with the Company’s annual meeting of stockholders held on May 9, 2006 and by reading the proxy statement regarding the proposed merger when it becomes available.

Conference Call Notice:

MetaSolv will hold a conference call to discuss this press release today at 5:00 p.m. Eastern time. Investors may listen to the conference call over the Internet at www.metasolv.com by clicking Investors, or by going to www.earnings.com. Please visit the web site at least 15 minutes early to register, download, and install any necessary audio software. A dial-in telephone replay of the conference call will be available from 8:00 p.m. ET on Monday, October 23, through Monday, October 30. The dial-in replay number is 303-590-3000, and the confirmation number is 11074589#.

About MetaSolv

MetaSolv, Inc. (Nasdaq: MSLV) is a global leader in comprehensive operations support system solutions for next-generation communications service providers. MetaSolv automates the order-to-activate provisioning process for traditional and next-generation IP-based wireline and mobile service providers. MetaSolv’s multi-service, multi-technology capabilities include order management, inventory management, service activation, configuration management and network mediation. More than 170 global service providers – including Brasil Telecom, BT, Cable & Wireless, O2, Singtel, Telstra, T-Mobile, UPC, Verizon Dominicana, and Vodafone – use MetaSolv’s solutions to achieve increased revenues, reduced costs, and enhanced customer service. MetaSolv is a global company, headquartered in Plano, Texas. Visit www.metasolv.com for more information.

About Oracle

Oracle (NASDAQ: ORCL) is the world’s largest enterprise software company. For more information about Oracle visit Oracle’s Web site at http://www.oracle.com.

Safe Harbor:

This document contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly, those statements regarding the effects of the proposed merger, and those preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to MetaSolv, Inc. (the “Company”) as of today’s date, and the Company does not assume any obligations to update any of these statements. The forward-looking statements are not guarantees of the future performance of the Company or the combined company and actual results may vary materially from the results and expectations discussed. For instance, while the Company and Oracle have signed an agreement to merge, there is no assurance that they will complete the proposed merger. In the event the companies do not receive necessary approval of the Company’s stockholders or government approvals or fail to satisfy conditions to closing, the merger agreement will terminate. Additional

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MetaSolv To Be Acquired By Oracle

October 23, 2006

risks and uncertainties related to the proposed merger include, but are not limited to, conditions in the financial markets relevant to the proposed merger, the successful integration of the Company into Oracle’s business, and each company’s ability to compete in the highly competitive software industry. The revenues, earnings and business prospects of the Company and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, the variance of quarterly operating results; the Company’s ability to successfully manage and integrate acquisitions; the Company’s reliance on sales of its software; the need to expand sales and distribution capabilities; the need to expand to new customer markets; the Company’s continued use of strategic relationships; its ability to manage growth; the Company’s international operations; its ability to meet customer expectations; the quality of the Company’s software delivered; competition; consolidation within the telecommunications industry; limitations on the ability of customers to obtain adequate financing; and the Company’s ability to reduce its cost structure. These and other risks are identified from time to time in the Company’s SEC reports and public announcements.

MetaSolv is a registered trademark. The MetaSolv logo and MetaSolv Solution are trademarks of MetaSolv Software, Inc. All other trademarks are property of their respective owners.

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